Exhibit 10.14

SECURITY AGREEMENT

This Security Agreement (this "Agreement") is made and entered into this 17th day of December 2010, by and between Brooktide, LLC, a Nevada limited liability company ("Lender") , and Latigo Shore Music, Inc., a Delaware corporation ("Borrower”), in respect of the following:

RECITALS

A.           Borrower is obligated to Lender under that certain Convertible Note (the "Note") in the principal sum of Sixteen Thousand Dollars ($16,000.00), with interest at the rate of six percent (6.0%) per annum.

B.           Borrower and Lender desire for Borrower to provide to Lender, as additional security for Borrower's obligations arising under the Note, and to induce Lender to make the loan evidenced by the Note, the security interest hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, terms and conditions contained herein, Borrower and Lender hereby agree as follows:

1.           Grant of Security Interest.  Borrower hereby grants to Lender, their respective successors and assigns, a security interest in all of its rights, title and interest in 50 musical compositions from the Gary Harju music catalog, including copyrights and publishing rights, together with any additions, attachments, and accessions that may be placed thereon or products or proceeds thereof (together, the "Collateral").  In addition to the Collateral, Borrower further grants to Lender, its successor and assigns, a security interest in the proceeds of all policies of casualty and fire insurance insuring the collateral, if any.

2.           Purpose of Security Interest.  The security interest is to secure payment of all obligations of Borrower to Lender now owing or hereafter created, including without limitation an indebtedness to Lender evidenced by a promissory note (the "Note") in the principal sum of Sixteen Thousand Dollars ($16,000.00), with interest at the rate of six percent (6.0%) per annum, which note is signed by Borrower and delivered by Borrower to Lender simultaneously with Borrower's execution of this Agreement.

3.           Borrower's Warranties and Covenants.  Borrower represents, warrants and covenants as follows:

(a)          Title.  Borrower is the owner of the Collateral free from any lien, adverse claim, security interest, or encumbrance other than those created hereunder.  Borrower will defend the Collateral against any claims and demands of other persons at any time claiming the Collateral or any interest in it.  The security interest granted to Lender by this Agreement is a first, prior and indefeasible security interest in the Collateral.  Except for financing statements made in favor of Borrower which are being assigned to Lender in connection with this Agreement, no financing statement covering the Collateral, or any part thereof, or any proceeds thereof, is on file or of record in any public office.  Borrower will, at its sole cost and expense, defend any action, suit or proceeding which might affect the Collateral or Lender's security interest in the Collateral.

(b)          Location of Collateral.  The Collateral will be kept at Borrower's principal business premises (the "Premises").  Borrower will not remove the Collateral from the Premises without Lender's written consent.  Borrower will promptly notify Lender of any change in the place where the Collateral is kept.

(c)          Perfection of Security Interest.  Borrower agrees that Lender shall file financing statements and do whatever may be necessary under applicable law to perfect and continue Lender's interest in the Collateral, all at Borrower's expense.

(d) Sale of Collateral Prohibited. Borrower will not sell, offer to sell, or transfer the Collateral or any interest in it without Lender's prior written consent.

(e)          No Adverse Liens; Collateral to Be Kept in Good Repair.  Borrower will keep the Collateral free from any adverse lien, security interest, or encumbrance and in good order and repair, and will not waste or destroy the Collateral or any part of it.  Borrower will not use or permit anyone to use the Collateral in violation of any statute, ordinance, or state or federal regulation.  Lender may examine and inspect the Collateral at any time, wherever located.

4.           Lender's Right to Pay Taxes and Maintain the Collateral.  Should Borrower fail to make any payment or do any act as herein provided, then Lender, but without obligation to do so and without notice or demand upon Borrower and without releasing Borrower from any obligation thereby, may at Lender's sole option discharge taxes, liens or security interests, or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, in such manner and to such extent as Lender may deem necessary, reasonable and convenient, and Borrower shall immediately and without demand pay to Lender all costs, expenses, charges, attorneys' fees, litigation expenses and other liabilities which Lender may incur thereby.

5.           Borrower's Right to Possession of Collateral.  Until default, Borrower may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement and not inconsistent with any policy of insurance on the Collateral.

6.           Acts or Events of Default.  Borrower shall be in default under this Agreement upon the happening of any of the following events or conditions:

(a)          Default in Payment.  Default in the payment of any indebtedness, obligation, covenant, or liability contained or referred to in this Agreement or in the Note, or in any note evidencing any such indebtedness or obligation;

(b) False Warranty, Etc. If any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower proves to have been false in any material respect when made or furnished;

(c) Acceleration of Maturity of Indebtedness to Others. Any event that results in the acceleration of the maturity of Borrower's indebtedness to others under any indenture, agreement, or undertaking;

(d)           Loss, Theft, Etc., of Collateral.  The loss, theft, or damage to, or the destruction, sale, or encumbrance of any of the Collateral, or the making of any levy, seizure, or attachment of the Collateral; or

(e)           Dissolution, Insolvency, Etc., of Borrower.  The dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or any guarantor or surety for Borrower, or the entry of any judgment against it, or the failure of any guarantor or surety for Borrower to provide Lender with financial information promptly when requested by Lender.

7.           Rights of Lender Upon Default.  Upon the occurrence of any act or event of default, Lender may declare Borrower's indebtedness secured by this Agreement and the Note evidencing Borrower's indebtedness immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code of California.  Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to both parties.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower reasonable notice of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to Borrower's address shown at the beginning of this Agreement, at least five days before the time of the sale or disposition.  The expenses of retaking, holding, preparing for sale, selling, or the like shall include Lender's reasonable attorney fees and legal expenses.

8.           Waiver of Lender's Rights.  Lender shall not be deemed to have waived any of Lender's rights under this Agreement or under any other writing signed by Borrower unless the waiver is in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

9.           Lender's Remedies Cumulative.  All of Lender's rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and in addition to any other remedies which may be available at law or in equity.  Any such remedy may be exercised separately or concurrently, and the exercise of any remedy shall not be deemed an election of remedies.  Any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof and every right, power and remedy of Lender shall continue in full force an effect unless and until such right, power or remedy is specifically waived by an instrument in writing as provided in paragraph 8 above.

10.           Notice.  All notices and other communications required or permitted hereunder to be effective shall be made in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given and received when delivered by hand, or, if mailed, three (3) business days after deposit in the mail, with postage prepaid for registered or certified mail, or, in case of faxed notice, when sent, if answer back or confirmation received, and addressed to the party at its address as follows:

If to Borrower:	Latigo Shore Music, Inc. Attn. Steve Dorff, Chief Executive Officer 31 Roundup Road Bell Canyon, CA 91307

If to Lender:	Brooktide, LLC 123 West Nye Lane, #510 Carson City, NV 89706

11.           Agreement Binding.  This Agreement and all rights and liabilities under it and in the indebtedness secured by it and the Collateral described in it shall inure to the benefit of Lender, their respective successors, heirs, executors, administrators, and assigns, and shall be binding upon Borrower and Borrower's successors and assigns.

12.           Termination of Agreement.  This Agreement shall terminate immediately upon the full payment of the indebtedness secured by this Agreement together with all interest and other costs and fees provided for in the Agreement or in the Note or in any other promissory note evidencing the indebtedness.

13.           Lender's Expenses.  Borrower shall pay to Lender on demand, together with interest at the highest rate allowed by law, any and all advances, charges, costs and expenses, including, without limitation, legal expenses and attorneys' fees, incurred or expended by Lender in exercising or enforcing any right, power or remedy conferred by this Agreement, by the Note, by any other document made by and between Lender and Borrower, or by law, or in any action to construe the provisions hereof.  If not so paid by Borrower, all such advances, charges, costs and expenses shall become a part of the obligations secured hereunder, shall bear interest at the same rate as the principal amount of the Note, and shall be paid to Borrower immediately upon demand.

14.           Illegality of Part of Agreement.  If any portion of this Agreement is held to be illegal, then only that portion is void and not the entire Agreement.

15.           Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California and of the United States.

16.           Transfer by Lender.  Upon the transfer of all or any part of the Lender's interest in the Note and the security therefore, Lender may transfer the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to the Collateral, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to the Collateral so transferred.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first written above.

Borrower:	LATIGO SHORE MUSIC, INC. By:_____________________________________ Steve Dorff, Chief Executive Officer

Lender:	BROOKTIDE, LLC BY:_____________________________________ Yale Farar, Manager